SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):   June 16, 2006

CHARTERMAC

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13237	13-3949418
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No)

625 Madison Avenue, New York, NY 10022

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:   (212) 317-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On June 16, 2006, CharterMac (the “Company”) (NYSE:CHC) announced that, in connection with its previously announced share repurchase program, the Company had entered into a Rule 10b5-1 trading plan (the “Plan”) to facilitate the repurchase of its common shares.

The Plan allows the Company to repurchase its common shares at times when the Company would ordinarily be restricted from repurchasing securities due to mandatory or self-imposed trading blackout periods. The Plan will commence at the end of June.

A copy of the press release issued in connection with this announcement is attached to this Current Report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a).	Financial Statements

Not Applicable.

(b).	Pro Forma Financial Information

Not Applicable.

(c).	Exhibits

99.1 Press Release dated June 16, 2006, “Chartermac Enters Into A 10b5-1 Plan For Share Repurchases.”

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CharterMac

(Registrant)

BY:	/s/ Marc D. Schnitzer
Marc D. Schnitzer
Chief Executive Officer and President

June 20, 2006